Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Corporate Press)

Alan Lewis

Vice President

Corporate Communications & Public Affairs

Take-Two Interactive Software, Inc.

(646) 536-2983

Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Announces Lapse of

Offer to Acquire Codemasters Group Holdings PLC

New York, NY – January 13, 2021 – Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced that following the December 14, 2020 announcement by the Board of Codemasters that it had withdrawn its recommendation of the Company's offer to acquire Codemasters Group Holdings PLC, Take-Two has, with the consent of the Panel, lapsed its offer. As noted in the Scheme Document (the "Scheme Document") dated November 30, 2020, Take-Two was entitled to lapse the offer if the Court Meeting and General Meeting were not held on or before the 22nd day after the expected date of such Meetings set out in the Scheme Document. The expected date of such Codemasters' Shareholder Meetings set out in the Scheme Document was December 21, 2020, and the 22nd day after such date was January 12, 2021. Codemasters' Shareholder Meetings were not held on or before January 12, 2021 and Take-Two has not extended this date. As a result, the Co-operation Agreement has automatically terminated in accordance with its terms.

Take-Two remains a highly disciplined organization and, with its strong balance sheet, will continue to pursue selectively organic and inorganic opportunities that are designed to enhance the Company's long-term growth and deliver results to its shareholders.

Capitalized terms used and not defined in this announcement have the meanings given to them in the Scheme Document.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our Grand Theft Auto and NBA 2K products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation 5 and Xbox Series X; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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